EXHIBIT 10.4 March 4, 2025 Michael J. McElhaugh RE: Separation Agreement and General Release Dear Michael, Your employment with Arbutus Biopharma, Inc. (the “Company”) terminated effective February 24, 2025 (the “Separation Date”). This Separation Agreement and General Release (this “Agreement”) sets forth the terms and conditions under which the Company is offering you additional pay and benefits in exchange for you making and honoring certain commitments, including agreeing not to pursue legal action against the Company as described in Sections 7 and 8. Reference is made in this Agreement to your Executive Employment Agreement with the Company, dated as of July 10, 2015 (as amended, your “Existing Employment Agreement”). PLEASE NOTE: THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES TO YOU. YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOICE, AT YOUR EXPENSE, PRIOR TO EXECUTING IT. 1. Parties To This Agreement. This Agreement is a proposed agreement that the Company is offering to you. In this Agreement, references to Michael J. McElhaugh refer to “you” and Arbutus Biopharma, Inc. is referred to as the “Company.” Together, you and the Company are referred to as the “Parties.” 2. What You Will Receive Regardless of Whether You Enter Into This Agreement. Whether or not you enter into this Agreement, you will receive the following: a. Your regular base salary (less applicable withholding) through the Separation Date, provided you remain employed at the Company through that date. You will be receiving your regular pay in the same manner that you normally receive your regular base salary, such as direct deposit, consistent with established bi-monthly payroll cycles as long as you remain employed; and b. If you are currently enrolled and participating in the Company’s medical/dental/vision benefits, your coverage will extend until the end of February 2025 (the month in which your Separation Date takes place). Thereafter, and subject to the terms of this Agreement, you will be able to continue as a member of the Company's Group Health Plans at your expense in accordance with the terms of those plans, as well as COBRA, for the legally required benefit continuation period. You will be receiving a separate letter explaining your rights and responsibilities with regard to electing your COBRA benefits; and c. Accrued vested benefits under any applicable retirement plans offered by the Company; and d. To the extent that, as of the Separation Date, you have vested into any or all portion of an

___________________________________________________________________________________________________________________________________________ equity award with respect to common shares of Arbutus Biopharma Corporation (“ABUS”) previously granted to you under the Arbutus Biopharma Corporation 2011 Omnibus Share Compensation Plan and the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan (as amended from time to time, the “Equity Plans”) and the applicable award agreements and grant notices thereunder (together with the Equity Plans, collectively, the “Equity Award Documents”), you will retain rights to such vested equity grant in accordance with, and subject to, the terms of the applicable Equity Award Documents. For the avoidance of doubt, and notwithstanding anything to the contrary in the Equity Award Documents, all of your outstanding awards under the Equity Plans ceased vesting as of the Separation Date; and e. Reimbursement for all approved business-related expenses incurred up to your Separation Date consistent with established travel and expense policies; and f. As long as you direct reference inquiries from potential employers to Human Resources, unless otherwise authorized in writing, the Company will limit information it discloses in response to reference requests to: (1) your dates of employment; and (2) your last position held. Of course, the Company reserves the right to respond truthfully to any compulsory process of law (such as a subpoena) or as otherwise required by law. 3. What You Will Receive Only If You Enter Into This Agreement. As long as you (i) sign, date and return this Agreement within twenty (21) days following the date of this Agreement, (ii) do not revoke this Agreement under Section 24(c) below, (iii) continue to comply with your Restrictive Covenant Obligations (as defined below) and (iv) comply with this Agreement’s requirements (including, without limitation, Sections 12, 15 and 16 hereof) (clauses (i) – (iv), collectively, the “Payment Conditions”), then, in addition to those payments and benefits described in Section 2 above, you will be entitled to receive the following in accordance with Section 5(b) of your Existing Employment Agreement (the payments and benefits set forth in this Section 3, collectively, the “Severance Benefits”):  An aggregate amount of Nine Hundred Eighty-Six Thousand Nine Hundred Twenty- Five Dollars ($986,925.00), which is equal to 1.5 times your annual base salary and yearly stipend as of the Separation Date, payable in a cash lump sum within sixty (60) days following the Separation Date (less applicable tax withholdings and other deductions);  An aggregate amount of Twenty-Six Thousand Three Hundred Twelve Dollars and Ten Cents ($26,312.10), which is equal to the average of the annual bonus payments made to you with respect to the previous three (3) calendar years preceding the Separation Date, prorated for the portion of the year you were employed by the Company, payable in cash lump sum within sixty (60) days following the Separation Date (less applicable tax withholdings and other deductions);  If you are currently enrolled and participating in the Company’s medical/dental/vision benefits and you timely and properly elect COBRA continuation coverage, the Company will pay the monthly cost of the COBRA premiums for continuation coverage through the 24-month period following the Separation Date or until the date you become eligible

___________________________________________________________________________________________________________________________________________ to be covered under a subsequent employer’s group health insurance plan, whichever occurs earlier. The Company will make such payments directly to the Company’s group health insurer. The Parties acknowledge that this payment for the monthly cost of the COBRA premiums for continuation coverage may continue beyond the expiration of your statutory COBRA continuation period, in which case the Company shall pay directly to you an amount equal to the monthly cost of such premiums (subject to applicable tax withholdings). You acknowledge and agree that you must provide the Company with written notice of your eligibility to be covered under a subsequent employer’s group health insurance plan no later than five (5) business days after you become eligible for such coverage. In addition to the foregoing: (a) subject to your satisfaction of the Payment Conditions, any outstanding stock options you hold under the Equity Plans which, by their existing terms, were vested and exercisable as of the Separation Date (the “Vested Stock Options”) will remain outstanding and exercisable until February 23, 2026 (the “Exercise Period Extension”); provided that in no event shall the Vested Stock Options be exercisable after the 10 year anniversary of the applicable grant date of such Vested Stock Options. For the avoidance of doubt, (i) if you (A) do not timely sign, date and return this Agreement, (B) revoke your execution of this Agreement or (C) fail to comply with the Agreement’s requirements (including continuing to comply with any of the Payment Conditions), your right to the Exercise Period Extension shall immediately cease and your Vested Stock Options will automatically revert back to their original post-termination exercise period prior to giving effect to the Exercise Period Extension (and your ability to thereafter exercise any Vested Stock Options pursuant to such original post-termination exercise period shall be measured from the Separation Date), and (ii) in no event will any of your stock options outstanding under the Equity Plans be entitled to continue vesting following the Separation Date; and (b) subject to your satisfaction of the Payment Conditions, Section 3(b)(ii) of your Existing Employment Agreement hereby is amended to read in its entirety as follows: “Business” or “Business of the Company” means (a) researching, developing, producing and marketing any treatment for hepatitis B virus infection in humans, unless the Company has finally ceased (as reflected in a public announcement by the Company) engaging in the research, development, production and marketing of a treatment for hepatitis B virus infection in humans, or (b) any other treatment area in which the Company has an active research and development program on the date this Agreement terminates and in connection with which the Executive directly provided service or had direct supervisory responsibilities. In consideration for the payments and benefits provided to you pursuant to this Agreement (including under this Section 3), you further acknowledge and agree that Section 3(b)(iii) of your Existing Employment Agreement is hereby amended to read in its entirety as follows: “Competing Business” means any endeavor, activity or business which is competitive in any material way with the Business of the Company worldwide. Without limiting the

___________________________________________________________________________________________________________________________________________ generality of the foregoing, a “Competing Business” shall expressly include the following: Moderna, Inc., ModernaTX, Inc., Pfizer Inc., BioNTech SE and each of their respective subsidiaries and affiliates, as well as any other entity involved in any litigation adverse to the Company. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, in the event you fail to comply with the Payment Conditions (including, without limitation, as a result of your violation of any of your Restrictive Covenant Obligations or your failure to comply with your obligations under this Agreement (including, without limitation, pursuant to Sections 12, 15 and 16 hereof), then you shall automatically and immediately cease to have any rights or entitlements with respect to any of the Severance Benefits (including, without limitation, the Exercise Period Extension). 4. W-2s. The Company will issue an IRS Form W-2 to you in connection with payments described in Section 3. 5. How To Enter Into This Agreement. In order to enter into this Agreement, you must take the following steps: a. You must sign and date the Agreement. Signing and dating the Agreement is how you “Execute” the Agreement. b. You must return the Executed Agreement to the Company within 21 days following the date hereof, unless such period is extended in writing by the Company. If the Company does not receive the signed and dated Agreement by that date, the offer will be deemed withdrawn, this Agreement will not take effect and you will not receive the pay and benefits described in Section 3. c. You must comply with the terms and conditions of this Agreement. d. You must sign and return a Form of Acknowledgment substantially similar to that attached hereto as Exhibit A. 6. Your Acknowledgments. By entering into this Agreement, you are agreeing:  Effective as of the Separation Date, you will (a) resign (and will be deemed to have automatically resigned without any further action by you) from all positions with the Company, its subsidiaries and its affiliates, including as a director or officer of any such entity or as a fiduciary of any benefit plan of the Company or any of its subsidiaries or affiliates and (b) promptly execute such documents as the Company may request to separately document, record or verify the foregoing.  The total pay and benefits in Section 3 are more than any money or benefits that you are otherwise promised or entitled to receive under any policy, plan, handbook or practice of the Company or any prior offer letter, agreement or understanding between the Company and you.

___________________________________________________________________________________________________________________________________________  After your employment ends, except as provided for in this Agreement (and without impacting any accrued vested benefits under any applicable tax-qualified retirement or other benefit plans of the Company), you will no longer participate or accrue service credit of any kind in any employee benefits plan of the Company or any of its affiliates.  Your obligations under your signed Existing Employment Agreement and your Employee Confidentiality and Proprietary Rights Agreement, in each case including your confidentiality, invention assignment, non-competition, and non-solicitation obligations thereunder, modified as set forth in Section 3 of this Agreement (collectively, your “Restrictive Covenant Obligations”), shall remain in full force and effect and you acknowledge and re-affirm those obligations, the terms of which are expressly incorporated herein by reference and made part of this Agreement (and which such Restrictive Covenant Obligations shall, for the avoidance of doubt, survive the termination of your employment on the Separation Date and your execution of this Agreement).  As long as the Company satisfies its obligations under this Agreement, it will not owe you anything except for the items set forth in Section 2, which you will receive regardless of whether you Execute this Agreement, and in Section 3, subject to the terms and conditions of this Agreement (including your satisfaction of the Payment Conditions).  Any equity awards previously granted to you under Equity Award Documents that are outstanding as of the Separation Date shall be subject to their existing terms and conditions, unless otherwise expressly provided by this Agreement.  By executing this Agreement, you hereby agree and acknowledge that (i) unless as expressly provided in this Agreement, you shall have no further rights or entitlements to any amounts or benefits specified in your Existing Employment Agreement or any other agreement or arrangement with the Company or ABUS and (ii) all of your obligations under your Existing Employment Agreement (including your Restrictive Covenant Obligations) that are intended to survive following the Separation Date and your execution of this Agreement shall continue in full force in accordance with their terms notwithstanding your separation from employment on the Separation Date.  During your employment with the Company, you did not violate any federal, state, or local law, statute, or regulation while acting within the scope of your employment with the Company (collectively, “Violations”).  Subject to your Protected Rights (as described in Section 11 below), you are not aware of any Violation(s) committed by a Company employee, vendor, or customer acting within the scope of his/her/its employment or business with the Company that have not been previously reported to the Company; or (ii) to the extent you are aware of any such unreported Violation(s), you will, prior to your execution of this Agreement, immediately report such Violation(s) to the Company.

___________________________________________________________________________________________________________________________________________  Subject to your Protected Rights (as described in Section 11 below), during your employment with the Company, you did not raise any claims related to discrimination or harassment and none of the payments set forth in this Agreement are related to discrimination or harassment. 7. YOU ARE RELEASING AND WAIVING CLAIMS. While it is very important that you read this entire Agreement carefully, it is especially important that you read this Section carefully, because it lists important rights you are giving up if you decide to enter into this Agreement. What Are You Giving Up? It is the Company’s position that you have no legitimate basis for bringing a legal action against it. You may agree or believe otherwise or simply not know. However, if you Execute this Agreement, you will, except for certain exceptions described in Section 11 (including your Protected Rights), give up your ability to bring a legal action against the Company and others, including, but not limited to its affiliates. More specifically, by Executing this Agreement, you will give up any right you may have to bring various types of “Claims,” which means possible lawsuits, claims, demands and causes of action of any kind (based on any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, by reason of any act or omission up to and including the date on which you Execute this Agreement. You are also giving up potential Claims arising under any contract or implied contract, including but not limited to your Existing Employment Agreement or any handbook, tort law or public policy having any bearing on your employment or the termination of your employment, such as Claims for wrongful discharge, discrimination, hostile work environment, breach of contract, tortious interference, harassment, bullying, infliction of emotional distress, defamation, back pay, vacation pay, sick pay, wage, commission or bonus payment, equity grants, stock options, restricted stock option payments, payments under any bonus or incentive plan, attorneys’ fees, costs and future wage loss. This Agreement includes a release of your right to assert a Claim of discrimination on the basis of age, sex, race, religion, national origin, marital status, sexual orientation, gender identity, gender expression, ancestry, parental status, handicap, disability, military status, veteran status, harassment, retaliation, attainment of benefit plan rights, or any other characteristic protected under applicable federal, state or local laws. However, as described in Section 11, this Agreement does not and cannot prevent you from asserting your right to bring a claim against the Company and Releasees, as defined below, before the Equal Employment Opportunity Commission or other agencies enforcing non-discrimination laws or the National Labor Relations Board, or otherwise interfere with your Protected Rights. Whose Possible Claims Are You Giving Up? You are waiving Claims that you may otherwise be able to bring. You are not only agreeing that you will not personally bring these Claims in the future, but that no one else will bring them in your place, such as your heirs and executors, and your dependents, legal representatives and assigns. Together, you and these groups of individuals are referred to in the Agreement as “Releasors.” Who Are You Releasing From Possible Claims? You are not only waiving Claims that you and the Releasors may otherwise be able to bring against the Company, but also Claims that

___________________________________________________________________________________________________________________________________________ could be brought against “Releasees,” which means the Company and all of their past, present and future:  shareholders  officers, directors, employees, attorneys and agents  parent entities, subsidiaries, divisions and affiliated and related entities, including Roivant Sciences Ltd. (“Roivant”) and any of its direct or indirect subsidiaries (which such subsidiaries include, for the avoidance of doubt, Genevant Sciences Ltd. (“Genevant”) and its direct or indirect subsidiaries)  employee benefit and pension plans or funds  successors and assigns  trustees, fiduciaries and administrators Possible Claims You May Not Know. It is possible that you may have a Claim that you do not know exists. By entering into this Agreement, subject to your Protected Rights (as described in Section 11 below), you are giving up all Claims that you ever had including Claims arising out of your employment or the termination of your employment. Even if Claims exist that you do not know about, you are giving them up. What Types of Claims Are You Giving Up? In exchange for the pay and benefits in Section 3, you (on behalf of yourself and the Releasors) forever release and discharge the Company and all of the Releasees from any and all Claims, including without limitation, Claims arising under the following laws (including amendments to these laws and comparable state laws):  The Age Discrimination in Employment Act;  The Older Workers Benefit Protection Act;  Title VII of the Civil Rights Act of 1964;  Sections 1981 through 1988 of Title 42 of the United States Code;  The Civil Rights Act of 1991;  The Equal Pay Act;  The Americans with Disabilities Act;  The Rehabilitation Act;  The Employee Retirement Income Security Act;  The Worker Adjustment and Retraining Notification Act;  The National Labor Relations Act;  The Fair Credit Reporting Act;  The Occupational Safety and Health Act;  The Uniformed Services Employment and Reemployment Act;  The Employee Polygraph Protection Act;  The Immigration Reform Control Act;  The Family and Medical Leave Act;  The Genetic Information Nondiscrimination Act;  The Federal False Claims Act;  The Patient Protection and Affordable Care Act;  The Consolidated Omnibus Budget Reconciliation Act;  The Lilly Ledbetter Fair Pay Act; and  Any federal, statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic.

___________________________________________________________________________________________________________________________________________ You Are Giving Up Potential Remedies and Relief. You are waiving any relief that may be available to you (such as money damages, equity grants, benefits, attorneys’ fees, and equitable relief such as reinstatement) under any of the waived Claims, except as provided in Section 11 (including your Protected Rights). This Release Is Extremely Broad. This release is meant to be as broad as legally permissible and applies to both employment-related and non-employment-related Claims up to the time that you Execute this Agreement. This release includes a waiver of jury trials and non-jury trials. This Agreement does not release or waive Claims or rights that, as a matter of law, cannot be waived, which include, but are not necessarily limited to, the exceptions to your release of claims or covenant not to sue referenced in Section 11 (including your Protected Rights). 8. YOU ARE AGREEING NOT TO SUE. Except as provided in Section 11 (including with respect to your Protected Rights), you agree not to sue or otherwise bring any legal action against the Company or any of the Releasees ever for any Claim released in Section 7 arising before you Execute this Agreement. You are not only waiving any right you may have to proceed individually, but also as a member of a class or collective action. You waive any and all rights you may have had to receive notice of any class or collective action against Releases for claims arising before you Execute this Agreement. In the event that you receive notice of a class or collective action against Releasees for claims arising before you Execute this Agreement, you must “opt out” of and may not “opt in” to such action. You are also giving up any right you may have to recover any relief, including money damages, from the Releasees as a member of a class or collective action. 9. Representations Under The FMLA (leave law) And FLSA (wage and hour law). Subject to your Protected Rights (as described in Section 11 below), you represent that you are not aware of any facts that might justify a Claim by you against the Company for any violation of the Family and Medical Leave Act (“FMLA”). You also represent that you have received all wages for all work you performed and any commissions, bonuses, stock options, restricted stock option payments, overtime compensation and FMLA leave to which you may have been entitled, and that, subject to your Protected Rights (as described in Section 11 below), you are not aware of any facts constituting a violation by the Company or Releasees of any violation of the Fair Labor Standards Act or any other federal, state or municipal laws. 10. You Have Not Already Filed An Action. Subject to your Protected Rights (as described in Section 11 below), you represent that you have not sued or otherwise filed any actions (or participated in any actions) of any kind against the Company or Releasees in any court or before any administrative or investigative body or agency. The Company is relying on this assurance in entering into this Agreement. 11. Exceptions To Your Release Of Claims And Covenant Not To Sue.

___________________________________________________________________________________________________________________________________________ Excluded Claims In Sections 7 and 8, you are releasing Claims and agreeing not to sue, but there are exceptions to those commitments. Specifically, nothing in this Agreement prevents you from bringing a legal action or otherwise taking steps to the following (collectively, the “Excluded Claims”):  Enforce the terms of this Agreement; or  Pursue claims for your rights to vested benefits under any Company retirement, 401(k), profit- sharing or other deferred compensation plan, subject to the terms and conditions of such plans; or  Challenge the validity of this Agreement; or  Make any disclosure of information required by law; or  File a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”); or  File a lawsuit or other action to pursue Claims that arise after you Execute this Agreement. Your Protected Rights Nothing in this Agreement or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the U.S. Securities and Exchange Commission (the “SEC”), the Department of Justice (“DOJ”) or any other governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. You do not need the prior authorization of the Company to make any such reports or disclosures, and you shall not be required to notify the Company that such reports or disclosures have been made. The Company may not retaliate against you for any of these activities, and nothing in this Agreement requires you to waive any monetary award or other payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization. In addition, pursuant to the Defend Trade Secrets Act of 2016, you acknowledge and understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of the trade secrets of the Company or any of its affiliates that is made by you (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Your rights described in the above two paragraphs are collectively referred to as your “Protected Rights”.

___________________________________________________________________________________________________________________________________________ 12. Your Continuing Obligations. You acknowledge and re-affirm your continuing obligations pursuant to your Existing Employment Agreement (including the Restrictive Covenant Obligations), including your confidentiality, invention assignment, non-competition, and non-solicitation obligations, the terms of which are incorporated herein by reference and made part of this Agreement. Nothing in this Agreement should be read to prevent you from exercising your rights under Section 7 of the National Labor Relations Act, including by communicating with coworkers, former coworkers, and others, including third parties, regarding the terms and conditions of your employment with the Company, or from making truthful statements or disclosures to any government agency in response to a subpoena or other valid legal process, or as otherwise required under applicable law. 13. Return Of Property. As of your Separation Date, you agree that you have returned to the Company all property belonging to the Company including, but not limited to, electronic devices, equipment, access cards, and paper and electronic documents obtained in the course of your employment, with the exception of the laptop computers that were issued to you during your employment, which you shall be entitled to retain permanently, subject to the Company’s right to clear or otherwise remove all Company information and materials from such laptop computers. 14. Prior Disclosures. You acknowledge that, prior to the termination of your employment with the Company, you disclosed to the Company, in accordance with applicable policies and procedures, any and all information relevant to any investigation of the Company’s business practices conducted by any governmental agency or to any existing, threatened or anticipated litigation involving the Company, whether administrative, civil or criminal in nature, and that you are otherwise unaware of any wrongdoing committed by any current or former employee of the Company that has not been disclosed. Nothing in this Agreement shall interfere with your Protected Rights. 15. Non-Disparagement. To the fullest extent permissible by law and except as provided in Section 11 (including with respect to your Protected Rights), you hereby agree that you will not, through any medium, including, but not limited to, the press, Internet or any other form of communication, disparage, defame, or otherwise damage or assail the reputation, integrity or professionalism of the Company or any of its subsidiaries or affiliates. Nothing in this Agreement should be read to prevent you from exercising your rights under Section 7 of the National Labor Relations Act, including by communicating with coworkers, former coworkers, and others, including third parties, regarding the terms and conditions of your employment with the Company. 16. Cooperation. a. You are hereby reminded of, and reaffirm, your obligations under Section 9(a) of your

___________________________________________________________________________________________________________________________________________ Existing Employment Agreement relating to litigation and regulatory cooperation with the Company in accordance with the terms of Section 9(a) of your Existing Employment Agreement, including with respect to compensation and reimbursement of expenses, the terms of which are incorporated herein by reference and made a part of this Agreement (and which, for the avoidance of doubt, shall survive the termination of your employment on the Separation Date and your execution of this Agreement). b. With the exception of the Excluded Claims and without limiting your Protected Rights (each as set forth in Section 11), you further agree you (i) will not aid or cooperate in any assertion of a claim or litigation or other proceeding against the Company or its affiliates, (ii) will not serve as a witness adverse to the Company, ABUS, Roivant, Genevant, or any of the Releasees in any litigation or proceeding and (iii) will not engage in, aid or otherwise participate in any shareholder activism campaign or other efforts with respect to the Company, ABUS or Roivant, in each of clauses (i) – (iii) unless and except as required by law. c. In addition, you agree to cooperate in good faith with the Company and all of the Releasees in connection with any internal or forensic investigation or audit or investigation, any administrative, regulatory or judicial proceeding or any other investigation, proceeding, audit, litigation or dispute involving the Company or any of the other Releasees, which shall include, without limitation, you being available upon reasonable notice for interviews and factual investigations, providing to the Company all pertinent information and turning over to the Company all relevant documents and information which are or may come into Consultant’s possession (including communications and information on computers, tablets, cell phones and other electronic devices for review), in each case at such times as reasonably requested by the Company. The Company will reimburse you for any reasonable, out-of-pocket travel, lodging and meal expenses incurred in connection with your performance of obligations pursuant to this Section 16(c) for which you have obtained prior written approval from the Company. 17. The Company’s Remedies For Breach. If you breach any section of this Agreement, including without limitation, Section 7, 8, 12, 15 or 16 (including any of the Restrictive Covenant Obligations) or otherwise seek to bring a Claim given up under this Agreement, the Company will be entitled to seek all relief legally available to it including equitable relief such as injunctions, and the Company will not be required to post a bond. You further acknowledge that if you breach any section of this Agreement or any of the Restrictive Covenant Obligations, you will automatically forfeit your right to receive any of the benefits enumerated in Section 3 of this Agreement. You further acknowledge and understand that if the Company should discover any such Violation(s) as described in Section 6 after your execution of this Agreement and/or your separation from employment with the Company, it will be considered a material breach of this

___________________________________________________________________________________________________________________________________________ Agreement, and all of the Company’s obligations to you hereunder will become immediately null and void. 18. Taxes. Any payments made or benefits provided to you under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof. It is intended that the provisions of this Agreement comply with or are exempt from Section 409A and Section 457A of the Internal Revenue Code of 1986, as amended (the “Code”) (together with the regulations and other interpretive guidance issued thereunder, “Section 409A” and “Section 457A”, respectively), and all provisions of this Agreement will be construed and interpreted in a manner consistent with such intent. In no event shall the Company or any of its affiliates be liable for any additional tax, interest or penalty that may be imposed on you by Section 409A or Section 457A. For purposes of Section 409A, each right to a payment hereunder will be deemed a “separate payment” within the meaning of Treas. Reg. Section 1.409A-2(b)(iii). With respect to the timing of payments of any deferred compensation payable upon a termination of employment hereunder, references in this Agreement to “termination of employment” (and substantially similar phrases) mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to you hereunder is exempt from Section 409A; however, if any expense reimbursement hereunder is determined to be deferred compensation within the meaning of Section 409A, then (i) the amount of the expense reimbursement during one taxable year will not affect the amount of the expense reimbursement during any other taxable year, (ii) the expense reimbursement will be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to expense reimbursement hereunder will not be subject to liquidation or exchange for another benefit. To the extent that you are a “specified employee” within the meaning of Section 409A as of the date of your separation from service (as determined by the Company), no amounts payable under this Agreement that constitute “deferred compensation” within the meaning of Section 409A that are payable on account of your separation from service shall be paid to you until the expiration of the six (6)-month period measured from the date of such separation from service (or, if earlier, the date of your death following such separation from service). Upon the first business day following the expiration of such delay period, all such amounts deferred pursuant to the preceding sentence will be paid to you (without interest). 19. Governing Law. This Agreement is governed by the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles. 20. Successors And Assigns. This Agreement is binding on the Parties and their heirs, executors, successors and assigns. 21. Severability And Construction.

___________________________________________________________________________________________________________________________________________ If a court or agency with jurisdiction to consider this Agreement determines that any provision is illegal, void or unenforceable (including but not limited to Sections 12 and 15), that provision will be invalid. However, the rest of the Agreement will remain in full force and effect. A court with jurisdiction to consider this Agreement may modify invalid provisions if necessary to achieve the intent of the Parties. 22. No Admission. By entering into this Agreement, neither you nor the Company admits wrongdoing of any kind. 23. Do Not Rely On Verbal Statements.  This Agreement sets forth the complete understanding between the Parties.  This Agreement may not be changed orally.  This Agreement constitutes and contains the complete understanding of the Parties with regard to the end of your employment and supersedes and replaces all prior oral and written agreements and promises between the Parties, except that the obligations set forth in your Existing Employment Agreement that are intended to survive following the Separation Date and your execution of this Agreement shall continue in full force in accordance with their terms notwithstanding your separation from employment on the Separation Date.  Neither the Company nor any representative (nor any representative of any other company affiliated with the Company), has made any promises to you other than as written in this Agreement. All future promises and agreements must be in writing and signed by both Parties. 24. Your Opportunity To Review and Revoke. a. Twenty-One Day Review Period. You have twenty-one (21) calendar days from the day you receive this Agreement to review and consider the terms of this Agreement, sign it and return it to Human Resources. Your opportunity to accept the terms of this Agreement will expire at the conclusion of the twenty-one (21) calendar day period if you do not accept those terms before time expires. That means that your opportunity to accept the terms of this Agreement will expire on March 24, 2025. You may sign the Agreement in fewer than twenty-one (21) calendar days, but no earlier than March 4, 2025, if you wish to do so. If you elect to do so, you acknowledge that you have done so voluntarily. Your signature below indicates that you are entering into this Agreement freely, knowingly and voluntarily, with full understanding of its terms. b. Talk To A Lawyer. During the review period, and before executing this Agreement, the Company advises you to consult with an attorney, at your own expense, regarding the terms of this Agreement.

___________________________________________________________________________________________________________________________________________ c. Seven Days to Change Your Mind. You have seven (7) calendar days from the date of signing this Agreement to revoke the Agreement by expressing a desire to do so in writing addressed to Human Resources. 25. Counterparts: Electronic Signatures. This agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other applicable law) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. 26. We Want To Make Absolutely Certain That You Understand This Agreement. You acknowledge and agree that:  You have carefully read this Agreement in its entirety;  You were provided an opportunity to review and consider the terms of this Agreement for at least twenty-one (21) calendar days;  You understand that the Company urges you to consult with an attorney of your choosing, at your expense, regarding this Agreement;  You have the opportunity to discuss this Agreement with a lawyer of your choosing, and agree that you had a reasonable opportunity to do so, and he or she has answered to your satisfaction any questions you asked with regard to the meaning and significance of any of the provisions of this Agreement;  You fully understand the significance of all of the terms and conditions of this Agreement; and  You are Executing this Agreement voluntarily and of your own free will and agree to all the terms and conditions contained in this Agreement. YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART, EXTEND OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY REVIEW PERIOD DESCRIBED ABOVE. __/s/ Lindsay Androski__________________ /s/ Michael J. McElhaugh _______________________________ ARBUTUS BIOPHARMA, INC. MICHAEL J. MCELHAUGH

___________________________________________________________________________________________________________________________________________ By: _____Lindsay Androski __ Dated: ______March 25, 2025___ Dated: __March 25, 2025________

___________________________________________________________________________________________________________________________________________ EXHIBIT A Acknowledgment My employment with Arbutus Biopharma, Inc. (the “Company”) is now terminated. I have reviewed my Restrictive Covenant Obligations, and I swear, under penalty of perjury, that: • I have complied and will continue to comply with all of the provisions of the Agreement. • I have returned to the Company all property belonging to the Company including, but not limited to, electronic devices, equipment, access cards, and paper and electronic documents obtained in the course of my employment, with the exception of the laptop computers that were issued to me during my employment (subject to the Company’s rights to clear such laptop computers of all Company information and materials). • I understand that all of the Company’s materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium), whether or not they contain Confidential Information (as that phrase is defined in the Agreement), are and remain the property of the Company. I have delivered to authorized Company personnel, or have destroyed at the Company’s election, all of those documents and all other Company materials and Confidential Information in my possession, except as otherwise expressly agreed with my manager for the purposes of facilitating my transition. I declare, under penalty of perjury, that the foregoing statements by me are true. I further acknowledge and affirm that if any of the foregoing statements by me are willfully false, I will be subject to punishment. /s/ Michael J. McElhaugh Signature Michael J. McElhaugh Name XXXXXXXXX Personal Email Address